Exhibit 10.1

Grant Schedule

Grantee’s name:	[●]

Grant Date:	[●]

1. Number of Restricted Stock Units granted:	[●]

2. Vesting Dates:	[●]

Specific vesting detail for this grant, is set forthwith on the Vesting Schedule under Award Detail located on the Restricted Awards tab of My Portfolio in Certent’s Equity Management Platform, and is incorporated herein by reference.

In the event that the Grantee ceases to be employed by the Company (and its Affiliates, as applicable) as a result of his or her death or Disability, all Restricted Stock Units that are then still subject to vesting conditions will vest upon the Grantee’s cessation of employment.

Unless otherwise provided for above or in the Grantee’s employment agreement with the Company, if the Grantee’s employment with the Company and its Affiliates terminates or is terminated for any reason, any Restricted Stock Units that are then still subject to vesting conditions as of such date shall be immediately forfeited with no other compensation due to the Grantee.

FIVE BELOW, INC.

By:

Name:

Title:

Award Agreement for Restricted Stock Units under the Five Below, Inc. Amended and

Restated Equity Incentive Plan

THIS AWARD AGREEMENT FOR RESTRICTED STOCK UNITS (this “Agreement”) is made by Five Below, Inc. (the “Company”) to the participant named on the grant schedule attached hereto (the “Grantee”), dated as of the date set forth on the grant schedule attached hereto (the “Grant Date”).

RECITALS

WHEREAS, the Company desires to award Restricted Stock Units to the Grantee under the Five Below, Inc. Amended and Restated Equity Incentive Plan, as amended (the “Plan”), pursuant to the terms of this Agreement.

NOW, THEREFORE, in consideration of these premises and the agreements set forth herein, the parties, intending to be legally bound hereby, agree as follows:

1.    Grant Schedule. Certain terms of the grant of Restricted Stock Units are set forth on the grant schedule (the “Grant Schedule”) that is attached to, and is a part of, this Agreement.

2.    Grant of Restricted Stock Units. As of the Grant Date, pursuant to the Plan, the Company hereby awards to the Grantee the number of Restricted Stock Units set forth on the Grant Schedule (the “Award”), subject to the restrictions and on the terms and conditions set forth in this Agreement and the Plan. The terms of the Plan are hereby incorporated into this Agreement by this reference, as though fully set forth herein. Capitalized terms used but not defined herein, including the Grant Schedule, will have the same meaning as defined in the Plan.

3.    Grant Date. The Grant Date of the Restricted Stock Units is set forth on the Grant Schedule.

4.    Performance Target. To the extent that the Grant Schedule includes a performance-based target, the Grant Schedule will specify the extent to which the Restricted Stock Units will be forfeited for failure to achieve the performance-based target.

5.    Vesting. Subject to the further provisions of this Agreement, the Restricted Stock Units will vest as set forth on the Grant Schedule (each date on which Restricted Stock Units vest being referred to as a “Vesting Date”).

6.    Transferability. The Restricted Stock Units are not transferable or assignable otherwise than by will or by the laws of descent and distribution. Any attempt to transfer Restricted Stock Units, whether by transfer, pledge, hypothecation or otherwise and whether voluntary or involuntary, by operation of law or otherwise, will not vest the transferee with any interest or right in or with respect to such Restricted Stock Units.

7.    Termination of Employment. In the event of the Grantee’s termination of service with the Company and its Affiliates that is a “separation from service” within the meaning of section 409A of the Code and applicable Treasury Regulations issued under section 409A, all unvested Restricted Stock Units will vest or be forfeited according to the terms and conditions of the Grant Schedule, unless the Grantee’s employment agreement provides for a result that is more favorable to the Grantee. To the extent compliance with the requirements of Treasury Regulation § 1.409A-3(i)(2) is necessary to avoid the application of an additional tax under section 409A of the Code to the issuance of Shares to the Grantee, then any issuance of Shares to the Grantee that would otherwise be made during the six-month period beginning on the date of such termination will be deferred and delivered to the Grantee immediately following the lapse of such six-month period.

8.    Issuance of Shares.

a.    Unless otherwise set forth on the Grant Schedule, within ten (10) business days following each Vesting Date (including any accelerated vesting date provided in the Grant Schedule or pursuant to the Grantee’s employment agreement), the Company shall issue to the Grantee, either by book-entry registration or issuance of a stock certificate or certificates, a number of Shares equal to the number of Restricted Stock Units granted hereunder that have vested as of such date. Any Shares issued to the Grantee hereunder shall be fully paid and non-assessable.

b.    At the time of vesting, the Company shall withhold from any Shares deliverable in payment of the Restricted Stock Units a number of Shares having a value equal to the minimum amount of income and employment taxes required to be withheld under applicable laws and regulations, and pay the amount of such withholding taxes in cash to the appropriate taxing authorities. Any fractional shares resulting from the payment of the withholding amounts shall be liquidated and paid in cash to the U.S. Treasury as additional federal income tax withholding for the Grantee. Grantee shall be responsible for any withholding taxes not satisfied by means of such mandatory withholding and for all taxes in excess of such withholding taxes that may be due upon vesting of the Restricted Stock Units. Notwithstanding the foregoing, prior to the date that such withholding taxes are due to the appropriate taxing authorities as a result of the vesting of the Restricted Stock Units, the Grantee may pay to the Company in cash or cash equivalents the amount of such withholding taxes, in which case such withholding taxes will not be withheld from the Shares deliverable in payment of the Restricted Stock Units.

c.    The Grantee will not be deemed for any purpose to be, or have rights as, a stockholder of the Company by virtue of the grant of Restricted Stock Units, until shares of Common Stock are issued in settlement of such Restricted Stock Units pursuant to Section 8(a) hereof. Upon the issuance of a stock certificate or the making of an appropriate book entry on the books of the transfer agent, the Grantee will have all of the rights of a stockholder.

d.    With respect to any grant of Restricted Stock Units that vests in whole or in part based on the Company’s achievement of financial or operating results, if it is determined by the Committee that gross negligence, intentional misconduct or fraud by Grantee caused or partially caused the Company to restate all or a portion of its financial statements, the Committee shall, to the extent permitted by law, require repayment of Shares delivered pursuant to the vesting of the Restricted Stock Units, and/or effect the cancellation of unvested Restricted

Stock Units, if (i) the vesting of the Award was calculated based upon, or contingent on, the achievement of financial or operating results that were the subject of or affected by the restatement, and (ii) the extent of vesting of the Award would have been less had the financial statements been correct. The required repayment or cancellation shall be such as will put the Grantee in the same position relative to vesting of the Award as the Grantee would have been in had the financial statements been correct.

9.    Securities Matters. The Company shall be under no obligation to effect the registration pursuant to the Securities Act of 1933, as amended (the “1933 Act”) of any interests in the Plan or any Shares to be issued thereunder or to effect similar compliance under any state laws. The Company shall not be obligated to cause to be issued any Shares, whether by means of stock certificates or appropriate book entries, unless and until the Company is advised by its counsel that the issuance of such Shares is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which Shares are traded. The Committee may require, as a condition of the issuance of Shares pursuant to the terms hereof, that the recipient of such Shares make such covenants, agreements and representations, and that any certificates bear such legends and any book entries be subject to such electronic coding or stop order, as the Committee, in its sole discretion, deems necessary or desirable. The Grantee specifically understands and agrees that the Shares, if and when issued, may be “restricted securities,” as that term is defined in Rule 144 under the 1933 Act and, accordingly, the Grantee may be required to hold the shares indefinitely unless they are registered under the 1933 Act or an exemption from such registration is available.

10.    Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party hereto upon any breach or default of any party under this Agreement, will impair any such right, power or remedy of such party, nor will it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor will any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character by the of any breach or default under this Agreement, or any waiver on the part of any party or any provisions or conditions of this Agreement, must be in a writing signed by such party and will be effective only to the extent specifically set forth in such writing.

11.    Withholding. The Company reserves the right to withhold, in accordance with any applicable laws, from any consideration payable or property transferable to Grantee any taxes required to be withheld by federal, state or local law as a result of the grant or vesting of this Award or other disposition of the Shares.

12.    Right of Discharge Preserved. The grant of Restricted Stock Units hereunder will not confer upon the Grantee any right to continue in service with the Company or any of its subsidiaries or Affiliates.

13.    The Plan. By accepting this Award, the Grantee acknowledges that the Grantee has received a copy of the Plan, has read the Plan and is familiar with its terms, and accepts the Restricted Stock Units subject to all of the terms and provisions of the Plan, as amended from time to time. Pursuant to the Plan, the Board or its Committee is authorized to interpret the Plan and to adopt rules and regulations not inconsistent with the Plan as it deems appropriate. By accepting this Award, the Grantee acknowledges and agrees to accept as binding, conclusive and final all decisions or interpretations of the Board or its Committee upon any questions arising under the Plan.

14.    Governing Law. This Agreement and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter this Agreement) shall be governed by, and enforced in accordance with, the laws of the Commonwealth of Pennsylvania, without regard to the application of the principles of conflicts of laws.

The Award is made by the Company as of the date stated in the introductory paragraph.

FIVE BELOW, INC.

By:

Name:

Title: